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                             FIRST SUPPLEMENTAL INDENTURE


         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 21, 1995, to the INDENTURE, dated as of June 15, 1995, between CELLNET DATA SYSTEMS, INC., a California corporation (the "COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee thereunder (the "TRUSTEE").


                                 W I T N E S S E T H:


         WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of June 15, 1995 (the "INDENTURE") providing for the issuance by the Company of up to $235,000,000 in aggregate principal amount at maturity of its 13% Senior Discount Notes due 2005;

         WHEREAS, the Company desires to amend the Indenture as set forth in this First Supplemental Indenture;

         WHEREAS, Section 9.02 of the Indenture provides, among other things, that, subject to certain exceptions not herein relevant, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend or supplement the Indenture or the Notes;

         WHEREAS, the Company has received consents to the amendments to the Indenture contained herein (the "PROPOSED AMENDMENTS") of Holders of at least a majority in aggregate principal amount of the Notes outstanding on the date hereof (the "REQUISITE CONSENTS"); and

         WHEREAS, all things necessary to make this First Supplemental
Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture and all of the conditions and requirements set forth in Section 9.02 of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

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         NOW, THEREFORE, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:


                                      ARTICLE 1.

                               AMENDMENTS TO INDENTURE

         SECTION 1.1. Section 1.01 of the Indenture is hereby amended as follows:

         (1) The definition of "INITIAL NOTES" shall be amended by inserting the text "and includes any securities issued under the Indenture pursuant to the Second Issuance" at the end thereof;

         (2) The definition of "ISSUE DATE" shall be amended by deleting ", the date of original issuance of the Notes" from the end thereof;

         (3) The definition of "NET EQUITY PROCEEDS" shall be amended by deleting "the Notes on the Issue Date" at the end thereof and inserting in its place "any Notes";

         (4)  The following definitions shall be added to Section 1.01:

                      "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture to the Indenture dated as of November 21, 1995.

                      "SECOND ISSUANCE" means the issuance of up to $90,000,000 aggregate principal amount at maturity of Notes pursuant to the First Supplemental Indenture.

                      "SECOND ISSUANCE ISSUE DATE" means November 21, 1995, the date of original issuance of the Initial Notes pursuant to the Second Issuance.

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          SECTION 1.2.  The fourth paragraph of Section 2.02 of the Indenture is hereby amended by deleting "$235,000,000" in the third and twelfth line thereof and replacing it with "$325,000,000".

          SECTION 1.3. Section 2.15 of the Indenture is hereby amended by adding the text "(with respect to any Note not issued pursuant to the Second Issuance) or the third anniversary of the Second Issuance Issue Date (with respect to any Note issued pursuant to the Second Issuance)" on the fourth line of the first paragraph thereof after the words "Issue Date".

          SECTION 1.4. Section 2.17(a)(i) of the Indenture is hereby amended by deleting, on the fifth and eighth lines thereof, the words "Issue Date" and inserting in their place "date such Note was issued".

          SECTION 1.5. Section 2.17(c) of the Indenture shall be amended by deleting, on the eighth and eleventh-twelfth lines thereof, the words "Issue Date" and inserting in their place "date such Note was issued".

          SECTION 1.6. Section 2.17(e) of the Indenture is hereby amended by deleting, on the third-fourth lines thereof, the words "Issue Date" and inserting in their place "date such Note was issued".


                                      ARTICLE 2.

                            AMENDMENT TO FORM OF SECURITY

          SECTION 2.1. The first paragraph of Exhibit A to the Indenture (Form of Initial Note) is hereby amended by deleting "$450.398," "$1,199.602" and "15.04049098%" and adding in their place "$525.126," "$1,124.87" and "13.173%", respectively.

          SECTION 2.2. Paragraph 4 of the reverse of Exhibit A to the Indenture (Form of Initial Note) is hereby amended by adding the text "as it may be supplemented or amended from time to time in accordance with the terms thereof," inside the parenthetical

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                                         -4-

immediately following "June 15, 1995" in the first sentence thereof and deleting "$235,000,000" in the second sentence thereof and replacing it with "$325,000,000".

          SECTION 2.3. Paragraph 6(b) of the reverse of Exhibit A to the Indenture (Form of Initial Note) is hereby amended by deleting "25% of the aggregate principal amount of the Notes originally issued" and "75% in aggregate principal amount of the Notes originally issued" and inserting in their place "$81,250,000 of the aggregate principal amount at maturity of the Notes" and "$243,750,000 in aggregate principal amount at maturity of the Notes", respectively.

          SECTION 2.4. The first paragraph of Exhibit B to the Indenture (Form of Exchange Note) is hereby amended by deleting "$450.398," "$1,199.602" and "15.04049098%" and adding in their place "$525.126," "$1,124.87" and "13.173%", respectively.

          SECTION 2.5. Paragraph 4 of the reverse of Exhibit B to the Indenture (Form of Exchange Note) is hereby amended by adding "as it may be supplemented or amended from time to time in accordance with the terms thereof," inside the parenthetical immediately following "June 15, 1995" in the first sentence thereof and deleting "$235,000,000" in the second sentence thereof and replacing it with "$325,000,000".

          SECTION 2.6. Paragraph 6(b) of the reverse of Exhibit B to the Indenture (Form of Exchange Note) is hereby amended by deleting "25% of the aggregate principal of the Notes originally issued" and "75% in aggregate principal amount of the Notes originally issued" and inserting in their place "$81,250,000 of the aggregate principal amount at maturity of the Notes" and "$243,750,000 in aggregate principal amount at maturity of the Notes", respectively.


                                      ARTICLE 3.

                                    MISCELLANEOUS

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          SECTION 3.1.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture, and the Rules of Construction set forth in the Indenture shall likewise govern this First Supplemental Indenture.

          SECTION 3.2. Upon the execution and delivery of this First Supplemental Indenture by the Trustee and the Company, the Proposed Amendments contained herein will become effective and operative. Thereafter, all references to the Indenture shall, unless specifically referring to the Indenture as originally executed, be deemed to be references to the Indenture as modified by this First Supplemental Indenture.

          SECTION 3.3. The recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this First Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby ratified and confirmed.

          SECTION 3.4. This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as amended herein, the terms, provisions and covenants of the Indenture shall remain in full force and effect and continue to govern the parties thereto.

          SECTION 3.5. This First Supplemental Indenture may be executed in two or more counterparts, each of which shall be deemed original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

          SECTION 3.6. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this First Supplemental Indenture and the Notes.

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                                         6--

          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.


                              CELLNET DATA SYSTEMS, INC.



                              By:  /s/ David Perry
                                   ---------------------------
                                   Name:
                                   Title:



                              THE BANK OF NEW YORK, as Trustee



                              By:  /s/ Vivian Georges
                                   ---------------------------
                                   Name:  Vivian Georges
                                   Title: Assistant Vice President